EX-99.77Q1(e) Exhibits
AIG Series Trust

Sub-Item 77Q1(e):  Copies of any new or amended Registrant investment
		   advisory contract


(i)	Amendment to Subadvisory Agreement between AIG SunAmerica and Trajectory
	Asset Management LLC dated August 30, 2006 hereby incorporated by reference
	to Exhibit D(iii) of Post-Effective Amendment No. 9 to the Registrant's
	registration statement on Form N-1A, filed on February 28, 2007
	(SEC Accession No. 0001104659-07-015042).

(ii)	Amendment to Subadvisory Agreement between AIG SunAmerica and Trajectory
	Asset Management LLC dated August 30, 2006 hereby incorporated by reference
	to Exhibit D(iv) of Post-Effective Amendment No. 9 to the Registrant's
	registration statement on Form N-1A, filed on February 28, 2007
	(SEC Accession No. 0001104659-07-015042).